EXHIBIT 16.1


                                                                A Partnership of
                                                      Incorporated Professionals
DAVIDSON & COMPANY=========Chartered Accountants================================






November 9, 2000


United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC
USA  20549

Dear Sirs:

We have read the statements made by Ableauctions.com, Inc. pursuant to Item 4 of Form 8-K to be filed with the Commission on November 10, 2000. We agree with the statements concerning our firm in such Form 8-K.

Yours very truly,


"DAVIDSON & COMPANY"


DAVIDSON & COMPANY
Chartered Accountants




                   A Member of Accounting Group International
                   ==========================================

     Suite 1270, Stock Exchange Tower, 609 Granville Street, P.O. Box 10372,
                Pacific Centre, Vancouver, B.C., Canada V7Y 1G6
                Telephone (604) 687-0947   Fax (604) 687-6172